Exhibit 23.1

          Consent of Independent Certified Public Accountants

          We consent to the reference to our firm under the caption "Experts" and to the use of our report dated July 2, 1998, in the Post Effective Amendment No. 1 to the Registration Statement (Form S-1 No. 333-46197) and related Prospectus of Ursus Telecom Corporation for the registration of 200,000 shares of its Common Stock on behalf of the Registering Stockholders.

                                     /s/ ERNST & YOUNG LLP

Miami, Florida
January 11, 1999